Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Elbit Vision Systems Ltd. (the “Company”) on Form F-1 (File No.333-145005), Form F-2 (File No's 333-115095 and 333-120034), Form F-3 (File No’s 333-134591 and 333-114153) and on Form S-8 (File No.333-144991) of our report dated April 29 2012, relating to the consolidated financial statements of the Company included in this Annual Report on Form 20-F for the year ended December 31, 2011.

Brightman Almagor Zohar & Co.
Certified Public Accountants
A Member of Deloitte Touche Tohmatsu
Tel-Aviv, Israel
April 30, 2012